AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 1999
                                    REGISTRATION NO. 333-____________
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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                          ______________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          ______________________

                          MANNATECH, INCORPORATED
          (Exact name of Registrant as specified in its charter)

            TEXAS                                  75-2508900
 (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)            Identification Number)

 600 S. ROYAL LANE, SUITE 200
        COPPELL, TEXAS                               75019
    (Address of Principal                          (Zip Code)
      Executive Offices)

                          MANNATECH, INCORPORATED
                      MARLETT CONSULTANT WARRANT PLAN
                         (Full title of the plan)

                            CHARLES E. FIORETTI
                       600 S. ROYAL LANE, SUITE 200
                           COPPELL, TEXAS  75019
                  (Name and address of agent for service)

                              (972) 471-7400
       (Telephone number, including area code, of agent for service)
                          ______________________

                      CALCULATION OF REGISTRATION FEE
======================================================================
                                    PROPOSED   PROPOSED
                                    MAXIMUM     MAXIMUM
                     AMOUNT TO BE   OFFERING   AGGREGATE    AMOUNT OF
TITLE OF SECURITIES   REGISTERED   PRICE PER   OFFERING   REGISTRATION
 TO BE REGISTERED        (1)       SHARE (2)   PRICE (2)       FEE
-------------------  ------------  ---------- ----------  ------------
Common Stock, par
value $0.0001 per
share
("Common Stock")       336,435       $25.75   $8,663,201     $2,409

(1) The number of shares of Common Stock set forth is the maximum aggregate number of shares that it is anticipated will be purchased under the Plan.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and calculated on the basis of the average of the high and low sales prices of the Common Stock on February 18, 1999, as reported by the Nasdaq National Market.

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                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents constituting Part I of this Registration Statement on Form S-8 (this "Registration Statement") will be sent or given to employees of Mannatech, Incorporated (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Company's Final Prospectus filed as a part of its Registration Statement on Form S-1 (File No. 333-63133) prior to effectiveness of such Registration Statement on January 5, 1999, and containing the Company's most recent audited financial statements. The Company was therefor not required to file a prospectus under Rule 424(b) of the Securities Act. Also, the Company's first annual report is not yet due and has not yet been filed.

     (b) The description of the Company's common stock, par value $0.0001 per share, contained in the Company's Registration Statement on Form S-1 (No. 333-63133) filed with the Commission on September 10, 1998, as amended by Amendment No. 1 thereto filed with the Commission on October 28, 1998.

     No other reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been due or filed since the end of the fiscal year covered by the Final Prospectus referred to in (a) above. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company, a Texas corporation, is empowered by Article 2.02-1 of the Texas Business Corporation Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify certain persons, including any person who was, is or is threatened to be made a named defendant or respondent in a threatened, pending, or completed action, suit or proceeding because the person is or was a director or officer, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the threatened, pending, or completed action, suit or proceeding. The Company is required by Article 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a threatened, pending, or completed action, suit or proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Article 2.02-1 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the corporation's articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Amended and Restated Bylaws, as amended, of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the TBCA. In addition, the Company has, pursuant to
Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its Articles that, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in a director's capacity as director of the Company.

     Furthermore, the Company has entered into individual indemnification agreements with each director of the Company which contractually obligate the Company to provide to the directors indemnification for liabilities they may incur in the performance of their duties and insurance or self-insurance in lieu thereof.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     See Index to Exhibits, attached hereto on page I-1.

ITEM 9.   UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 22, 1999.

                              MANNATECH, INCORPORATED


                              By: /S/ CHARLES E. FIORETTI
                                 --------------------------------------
                                 Charles E. Fioretti
                                 Chairman of the Board and Chief
                                 Executive Officer

     The undersigned directors and officers of Mannatech, Incorporated hereby constitute and appoint Charles E. Fioretti, with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                          TITLE                DATE


/S/ CHARLES E. FIORETTI    Chairman of the Board
-------------------------  and Chief Executive         February 22, 1999
Charles E. Fioretti        Officer (Principal
                           Executive Officer)


/S/ SAMUEL L. CASTER       President and Director      February 22, 1999
-------------------------
Samuel L. Caster


/S/ PATRICK D. COBB        Vice President, Chief       February 22, 1999
-------------------------  Financial Officer and
Patrick D. Cobb            Director (Principal
                           Accounting and Financial
                           Officer)


 /S/ CHRIS T. SULLIVAN     Director                    February 22, 1999
-------------------------
Chris T. Sullivan


 /S/ STEVEN A. BARKER      Director                    February 22, 1999
-------------------------
Steven A. Barker


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 22, 1999.


                              MANNATECH, INCORPORATED MARLETT
                              CONSULTANT WARRANT PLAN


                              By: /S/ CHARLES E. FIORETTI
                                 -----------------------------------------
                                 Charles E. Fioretti
                                 Chairman of the Board and Chief
                                 Executive Officer


                             INDEX TO EXHIBITS



EXHIBIT
NUMBER    DESCRIPTION OF EXHIBITS
------    -----------------------

4.1 --- Warrant dated May 1, 1997 issued to Christopher A. Marlett (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1, as amended (File No. 333-63133), originally filed with the Commission on September 10, 1998, and incorporated herein by reference).

4.2* --- Agreement of Engagement made and entered into April 1, 1997, between the Company and Christopher A. Marlett.

4.3  ---  Amended and Restated Articles of Incorporation of the
          Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended (File No. 333-63133), originally filed with the Commission on September 10, 1998, and incorporated herein by reference).

4.4  ---  Amended and Restated Bylaws of the Company (filed as Exhibit
          3.2 to the Company's Registration Statement on Form S-1, as amended (File No. 333-63133), originally filed with the Commission on September 10, 1998, and incorporated herein by reference).

4.5 --- Amendment to the Bylaws of the Company (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1, as amended (File No. 333-63133), originally filed with the Commission on September 10, 1998, and incorporated herein by reference).

4.6 --- Specimen Certificate for shares of Common Stock, $0.0001 par value, of the Company (filed as Exhibit 4.1 to the Company's Amendment No. 1 to the Registration Statement on Form S-1, as amended (File No. 333-63133), originally filed with the Commission on October 28, 1998, and incorporated herein by reference).

5*   ---  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*---  Consent of PricewaterhouseCoopers LLP.

23.2*---  Consent of Belew Averitt LLP

23.3*---  Consent of Akin, Gump, Strauss, Hauer & Feld L.L.P.
          (included in its opinion filed as Exhibit 5 to this Registration Statement)

24* --- Power of Attorney (included on signature page of this Registration Statement).

*  Filed herewith